NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699


TELEPHONE: (617) 439-2000                           FACSIMILE: (617) 973-9748

CAPE COD OFFICE
HYANNIS, MASSACHUSETTS




                                                                       EXHIBIT 8


                                 March 31, 1998
                                    12742-17


Meditrust Corporation
197 First Avenue, Suite 300
Needham, MA 02194

Gentlemen:

     You have requested our opinion regarding the federal income taxation of shareholders of Meditrust Corporation, a Delaware corporation (the "REIT"), in connection with the Joint Registration Statement on Form S-3 of the REIT and Meditrust Operating Company, a Delaware corporation (together with the REIT, the "Companies") with respect to the Companies' shelf registration of $2,000,000,000 in securities of the Companies, or either or both of them, as the case may be, consisting of a combination of shares of paired common stock, debt securities, warrants, preferred stock and series common stock to be offered from time to time (the "Registration Statement"). The facts, as we understand them, and upon which we rely in rendering the opinion expressed herein, are set forth in the Registration Statement.

     Based on such facts, we are of the opinion that the statements contained in the Registration Statement under the caption "Federal Income Tax Considerations," insofar as such statements constitute statements of federal income tax law, are correct in all material respects. No opinion is expressed as to any factual matter or as to any matter not set forth therein. Our opinion is based on our interpretation of the statutes, regulations, decisions and published administrative interpretations in effect on the date hereof, and we can offer no assurance that such statutes, regulations, decisions and published administrative interpretations will not be amended, revoked or modified in a manner that would affect our opinion set forth herein. Further, any variation in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

     We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the shares of paired common stock, debt

Meditrust Corporation
March 31, 1998
Page 2

securities, warrants, preferred stock and/or series common stock only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                            Very truly yours,

                                            /s/ Nutter, McClennen & Fish, LLP

                                            Nutter, McClennen & Fish, LLP


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